                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



- ---------------------------------------------------------------------------
                                                        Three Months Ended
                                                       June 29,    July 1,
                                                         1996        1995
- ---------------------------------------------------------------------------
Net Income (loss)                                     $   815     ($5,805)

Average shares of common stock outstanding
  during the period                                     8,031       7,418
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)*                                482           0

Total shares used to calculate PEPS*                    8,513       7,418
                                                      -------     -------

Primary earnings per share                            $  0.10     ($ 0.78)
                                                      =======     =======


Net Income (loss)                                     $   815     ($5,805)
Interest on Convertible Debt (Net of Taxes)               217           0
Amortization of OID                                        35           0
Amortization of Deferred Debt Expense                     170           0
                                                      -------     -------
Adjusted Net Income                                   $ 1,237     ($5,805)
                                                      =======     =======

Average shares of common stock outstanding
  during the period                                     8,031       7,418
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)                                 870           5
Dilution from Convertible Debt                          3,171           0

Total shares used to calculate FDEPS*                  12,072       7,418
                                                      -------     -------

Fully Diluted earnings per share                      $  0.10     ($ 0.78)
                                                      =======     =======


*Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


- -----------------------------------------------------------------------------
                                                           Six Months Ended
                                                         June 29,    July 1,
                                                           1996        1995
- -----------------------------------------------------------------------------
Net Income (loss)                                        $   365     ($6,899)

Average shares of common stock outstanding
  during the period                                        7,747       7,304
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)*                                   241           5

Total shares used to calculate PEPS                        7,988       7,304
                                                         -------     -------

Primary earnings per share                               $  0.05     ($ 0.94)
                                                         =======     =======


Net Income (loss)                                        $   365     ($6,899)
Interest on Convertible Debt (Net of Taxes)                  363           0
Amortization of OID (Net of Taxes)                            61           0
Amortization of Deferred Debt Expense (Net of Taxes)         225           0
                                                         -------     -------
Adjusted Net Income                                      $ 1,014     ($6,899)
                                                         =======     =======

Average shares of common stock outstanding
  during the period                                        7,747       7,304
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)                                    436           5
Dilution from Convertible Debt                             3,171           0

Total shares used to calculate FDEPS*                     11,354       7,304
                                                         -------     -------

Fully Diluted earnings per share                         $  0.09     ($ 0.94)
                                                         =======     =======


*Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.